Exhibit 10.3

AMENDMENT NUMBER FIVE TO THE

SEPARATION, GENERAL RELEASE AND NON-COMPETE AGREEMENT

This Amendment Number Five (the “Fifth Amendment”), by and between Superior Group of Companies, Inc., with its principal offices at 10055 Seminole Boulevard, Seminole, Florida 33772 (“Superior” or the “Company”), and Gerald M. Benstock (“Benstock”), is made as of November 2, 2019 (the “Fourth Amendment Effective Date”). Superior and Benstock may hereinafter each be referred to as a “Party,” or collectively as the “Parties.”

WHEREAS, Superior and Benstock entered into a Separation, General Release and Non-Compete Agreement, effective December 17, 2012; and

WHEREAS, Superior and Benstock entered into Amendment Number One to the Separation, General Release and Non-Compete Agreement, effective November 17, 2015; and

WHEREAS, Superior and Benstock entered into Amendment Number Two to the Separation, General Release and Non-Compete Agreement, effective November 8, 2016; and

WHEREAS, Superior and Benstock entered into Amendment Number Three to the Separation, General Release and Non-Compete Agreement, effective November 2, 2017; and

WHEREAS, Superior and Benstock entered into Amendment Number Four to the Separation, General Release and Non-Compete Agreement, effective November 2, 2018 (together with the Separation, General Release and Non-Compete Agreement, Amendment Number One, Amendment Number Two, and Amendment Number Three, the “Agreement”); and

WHEREAS, Superior has determined that it would gain value from Benstock continuing to provide advisory services to the Company and Benstock has determined that he would like to continue to provide advisory services to the Company; and

WHEREAS, the Parties wish to further amend the Agreement.

NOW THEREFORE, the Parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1.     The initial recitals stated above are true and correct and are incorporated by reference. Capitalized terms have the meaning ascribed to them in the Agreement, unless otherwise defined in this Fifth Amendment.

2.     As of the Fifth Amendment Effective Date, Section 1 of the Agreement is deleted in its entirety and replaced with the following:

This Agreement is effective from December 16, 2012 through December 15, 2020, inclusive (the “Term”). The Term shall be comprised of seven (7) one-year periods (each, a “Period”), each of which commences on December 16 of its respective year (each, a “Period Start Date”).

3.     As of the Fifth Amendment Effective Date, Section 14 of the Agreement is amended as follows:

a.	The words “one million fifty thousand dollars ($1,050,000.00)” are deleted and replaced with “one million two hundred thousand dollars ($1,200,000.00)”; and

b.	The following sentence shall replace current final sentence of the section:

The one hundred and fifty thousand dollars ($150,000.00) that pertains to the seventh Period of the Agreement shall be paid in four (4) equal installments, with each installment payment to be paid according to the following schedule: first payment to be made during the month of December, 2019, but in no event before the applicable Period Start Date; the second payment to be made during March, 2020; the third payment to be made during June, 2020; and the fourth payment to be made during September, 2020.

4.     The remaining terms and conditions of the Agreement remain unchanged and are hereby ratified and confirmed.

IN WITNESS WHEREOF, a duly authorized representative of each Party has executed this Fifth Amendment as of the Fourth Amendment Effective Date.

GERALD M. BENSTOCK

By:	/s/ Gerald M. Benstock
Gerald M. Benstock

SUPERIOR GROUP OF COMPANIES, INC.

By:	/s/ Sidney Kirschner
Sidney Kirschner
Chairperson of the Board of Directors

By:	/s/ Michael Benstock
Michael Benstock
Chief Executive Officer